Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-131791) of Rosetta Resources Inc. of our report dated February 27, 2009, except Note 17, for which the date is May 13, 2009, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

May 13, 2009